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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Smart Modular Technologies, Inc.
Fremont, California

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report, dated September 8, 1995, relating to the consolidated financial statements of Apex Data, Inc. and Subsidiary for the year ended December 31, 1994, appearing in the Annual Report of Smart Modular Technologies, Inc. on Form 10-K for the year ended October 31, 1996.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            BDO Seidman, LLP
San Francisco, California
August 7, 1997